Exhibit 23.10

CONSENT OF WILLIAM TILLEY
TO BEING NAMED AS A QUALIFIED PERSON

April 4, 2007

I have been named and identified as a “qualified person” in connection with the Cerro Casale Report in the Annual Information Form for the year ended December 31, 2006 and the Annual Report on Form 40-F of Kinross Gold Corporation.

I hereby consent to the incorporation by reference of the information contained in the Annual Report on Form 40-F into this Registration Statement.

Sincerely,

/s/ William Tilley, PE
William Tilley, PE